UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SHINER INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LETTER TO SHAREHOLDERS

Dear Shiner International Shareholders:

I am very pleased to report that during fiscal year 2010 we achieved record revenue performance and I am comfortable saying that we have successfully recovered from the effects of the recession that challenged our business in 2009.

The packaging industry is a key component of the Chinese national economy and has been growing robustly with strong impetus from China’s rapid industrialization and urbanization. Looking ahead, we remain optimistic about the prospects of our business and will continue to pursue the mission of maintaining a leading position in the consumer goods packaging market. With respect to product development, we will continue to take advantage of our competitive edge in food safety packaging and develop new products and new technologies in order to further enhance our gross profit margin. With respect to customers, we will strive to obtain orders from new customers while retaining our existing customers in order to expand our market share. In the face of the challenges posed by the changing business environment and expectations of the US capital markets, Shiner has tailored its business plans and strategies to be a leading provider of environmental-friendly consumer goods packaging products and high-quality services.

Finally, on behalf of Shiner and our Board, I would like to thank the management and all the staff of Shiner for their valuable service and contributions during the past year. I would also like to express my heartfelt gratitude to all of our customers, suppliers, business partners and shareholders for their continuous support.

Operation Highlights

Financial Performance: For the ﬁscal year of 2010, our revenue reached a record $58.2 million, an increase of 68.5% compared with the previous year. Our net income for 2010 increased to $4.2 million, compared to a net loss of $0.1 million for 2009. Our net cash ﬂows from operations decreased 10.5% from the prior year to $6.0 million. We ended the ﬁscal year with $12.8 million in net working capital, an increase of $1.5 million from December 31, 2009.

Revenue from BOPP tobacco film increased by 21.7%, from $13.8 million in 2009 to $16.8 million in 2010. The increase in revenue of BOPP tobacco film is due to a 19.7% increase in sale volume compared to the same period in 2009 and only a slight increase in price. Revenue from coated film increased by 129.2%, from $10.2 million in 2009 to $23.5 million in 2010. The increase in revenue of coated film is due to a 175.6% increase in the domestic sale volume and the 14% increase in the average domestic sales price. Revenue from color printing product sales increased by 40%, from $2.7 million in 2009 to $3.7 million in 2010. The increase in revenue of color printing products is mainly due to an increase in our customer base. Advanced film (anti-counterfeiting) sales increased 81.6% to $14.2 million, up from $7.8 million in 2009. The increase in advanced film revenue is due to a 230.8% increase in the sales volume and the 36.2% increase in the average sales price. The revenue from goods sold was $58.2 million for the year ended December 31, 2010 and $34.5 million in 2009. This increase was mainly a result of increased sales across all of our product lines.

The increase in revenue was primarily caused by two factors: an increase in domestic product volume and an improvement in our sales prices. Approximately 81.0%, or $47.2 million, of our total sales in 2010 were made domestically to Chinese companies. In 2009, approximately 70%, or $24.1 million, of our total sales were made domestically. Our largest customer is a manufacturer of snack cakes and our next three largest customers are tobacco manufacturers who use our BOPP tobacco film.

Key Developments: In December 2010, we completed a $3.13 million private placement transaction in the US.  The proceeds of this private placement were used to purchase a controlling interest in Ningbo Neisuoer Latex Co., Ltd, producer of water-based latex coating products, through the acquisition of Shimmer Sun LTd. in May 2011. This acquisition extends our packaging value chain and strengthens our foundation for further business development. We have already integrated our technology teams to further improve new product R&D. Based on the quality and competitiveness of our products and our worldwide marketing network, I believe that we have the ability to become one of the top water-based latex coating companies worldwide.

New Customers: We added several large customers during 2010 by offering a one-stop packaging solution. Domestically, our new customers include the Want Want Group, Henan Tobacco and Haerbin Tobacco Factory.  Internationally, we added Nintendo in Japan, Ferrero Rocher in Italy, Montefiore in Switzerland and Saigon Tobacco Factory in Vietnam as cutomers. In 2010, revenues from new customers accounted for approximately 30% of total revenues.

Marketing Strategy: We have significantly expanded our marketing and distribution network. Recently we signed distribution agreements with distributors in North America and Australia. We continue to actively seek new distributors in Europe and other large markets. In September 2010, we established a joint venture company, Shanghai Juneng Functional Film Company, Ltd. which focuses on pursuing sales opportunities among China’s leading food producers. We plan to open an additional sales office in China to enhance customer service.

In May 2010, we completed the first phase of construction of our new manufacturing facility at our corporate headquarters in Hainan province and successfully began operations. We expect to complete the second phase of construction in October 2011, which will increase our annual BOPP film production capacity from 10,000 tons to 38,000 tons. After the new production line begins operations, we anticipate that our BOPP market share will increase to 20% to satisfy the growing demand.

Over the past months, we have received several accolades and awards that further confirm our leading status in the field of packaging. We want to thank the organizations involved in recognizing our work. In January 2010, Shiner was highlighted on China Network Television’s website as one of the Top Ten Leading Enterprises in China in the food packaging industry. In December 2010, the China Packaging Federation recognized Shiner’s success and dedication to the industry by presenting us with the 2010 China Packaging Brand Excellence Award. In March 2011, the ministry of science and technology and two other ministries granted Shiner National Innovation Company status.

Our advantages

Our key advantage is technology. Our R&D team is leading innovation and new product development. We believe that innovation is the best way for us to remain relevant and competitive and gain new customers. We currently hold 18 patents in China and have applied for our first US patent.  We have also been selected to draft four national standards for manufacturing, including standards for the production of coated film and anti-counterfeit film, which we believe will increase our name recognition and consolidate our position as an industry leader in this area.

Outlook

Looking ahead, the consumer goods sector of the domestic market is expected to sustain stable growth through 2011 with huge potential to be exploited as China’s economy will likely continue with its stable growth.  Shiner remains optimistic about the prospect of its business. With the acquisition of a controlling interest in Ningbo Neisuoer Latex Co., Ltd. we made great inroads into the packaging coating business, the progress of which will help enrich the product mix and boost profitability. As the Chinese government increasingly tightens its rules and regulations on food safety while consumer consumption continuously grows, more and more business opportunities emerge for leading players in the packaging sector. Furthermore, we believe China’s relatively scattered packaging industries will undergo consolidation in the future and we will find unlimited room for growth as a result of this consolidation. The trend toward industry consolidation will provide a wide range of prospective acquisition and investment targets from which we stand to gain access to additional production capacity and proprietary packaging-related technologies that could further enhance our current product and service offerings and expand our position in key markets.

I, together with our Board and management, remain optimistic about the future of Shiner, and we will continue to seek to create value for our shareholders. In order to maintain our competitiveness, we will continue to strengthen our R&D capabilities through staff training, equipment upgrades and collaborative programs with partners, including leading universities. Our growing R&D efforts are focused on developing technologies that will help us improve production efficiency and product quality, while lowering production costs and simultaneously expanding our product portfolio.

In closing, I want to thank our customers, partners and shareholders for their continued support and our employees for the dedication and hard work that produced exceptional performance in the past year. I am confident that we will continue to strengthen our competitive position globally. I look forward to Shiner’s continued growth in the months and years ahead.

This year’s shareholders’ meeting will be held on September 12 at Xiandai Garden 11-4, Haide Rd. 9, Longhua Qu, Haikou, Hainan, China and via webconference. Welcome to the beautiful international tourist destination — China’s Hainan Island.

Very truly yours,

Yuet Ying

Chairman of the Board of Directors

Dear Shareholders:

We are very pleased to invite you to attend the 2011 annual meeting of shareholders of Shiner International, Inc., a Nevada corporation, to be held in person at Xiandai Garden 11-4, Haide Rd. 9, Longhua Qu, Haikou, Hainan, China and via web conference, on Monday, September 12, 2011 at 9:00 a.m. local China time (Sunday, September 11, 2011 at 9:00 p.m. Eastern time).  The internet access information for the meeting is as follows:

www.virtualshareholdermeeting.com/shiner11

Details of the business to be conducted at the meeting are given in the attached notice of annual meeting and proxy statement.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the annual meeting. We encourage you to read the enclosed proxy statement carefully and to vote by proxy as promptly as possible because a failure to do so could cause a delay in the annual meeting and additional expense to Shiner. You may vote by mail or by Internet in advance of the meeting.  This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the annual meeting. If you do decide to attend the annual meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Thank you for your cooperation and your support and interest in Shiner International, Inc.

Yuet Ying	Qingtao Xing
Chairman of the Board of Directors	President and Chief Executive Officer

SHINER INTERNATIONAL, INC.
19/F, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

NOTICE OF ANNUAL MEETING

To be held on September 12, 2011
__________________________________________

The 2011 annual meeting of shareholders of Shiner International, Inc., a Nevada corporation, will be held at Xiandai Garden 11-4, Haide Rd. 9, Longhua Qu, Haikou, Hainan, China and via web conference, on Monday, September 12, 2011 at 9:00 a.m. local China time (Sunday, September 11, 2011 at 9:00 p.m. Eastern time), and at any adjournments thereof, for the following purposes:

1.	to elect the five (5) director nominees of our Board of Directors, each to serve until our 2012 annual meeting of shareholders, or such later time as their successors may be elected and are qualified;

2.	To approve stock option grants we made to two of our independent directors, subject to shareholder approval;

3.	to ratify the appointment of Goldman Kurland and Mohidin LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only shareholders of record at the close of business on July 25, 2011 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, in person or by webconference, we urge you to vote your shares promptly. You can vote your shares in advance of the meeting in three ways:

•	via the Internet at the website indicated on your proxy or voting instruction card;

•	by touch-tone phone at the phone number indicated on your proxy or voting instruction card; or

•	by returning the enclosed proxy or voting instruction card.

By Order of the Board of Directors,

Adam Liu
Corporate Secretary

Haikou, Hainan Province, China
August 12, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2011

Shiner's notice of annual meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2010 are also available to you on the Internet at www.proxyvote.com.

SHINER INTERNATIONAL, INC.
19/F, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

PROXY STATEMENT

2011 Annual Meeting of Shareholders

September 12, 2011

The Board of Directors of Shiner International, Inc. (“Shiner” or the “Company”) is soliciting proxies for use at the annual meeting of shareholders to be held at Xiandai Garden 11-4, Haide Rd. 9, Longhua Qu, Haikou, Hainan, China and via web conference, on Monday, September 12, 2011 at 9:00 a.m. local China time (Sunday, September 11, 2011 at 9:00 p.m. Eastern time), and at any adjournments thereof.  The attached notice of annual meeting, this proxy statement, the enclosed proxy card, and our annual report on Form 10-K for the year ended December 31, 2010 (which is not part of the proxy soliciting materials) are being sent to all holders of record of our common stock as of July 25, 2011, who are entitled to receive such materials and vote.

Frequently Asked Questions About the Annual Meeting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2011 annual meeting of shareholders and at any adjournment or postponement.

You are invited to attend the annual meeting. It takes place on September 12, 2011, beginning at 9:00 a.m., local China time (Sunday, September 11, 2011 at 9:00 p.m. Eastern time), at Xiandai Garden 11-4, Haide Rd. 9, Longhua Qu, Haikou, Hainan, China and via web conference accessible at www.virtualshareholdermeeting.com/shiner11.

Do I need to present identification to attend the annual meeting?

Yes.  You will need to present valid personal identification (i.e., a current driver's license or valid passport) and proof of stock ownership to be admitted to attend the annual meeting. If you plan to attend the annual meeting, please vote your proxy but bring the notice of annual meeting attached to this proxy statement or a bank or brokerage account statement showing your Shiner stock ownership with you to the annual meeting.

What will be voted on at the annual meeting?

We are aware of three items to be voted on by shareholders at the annual meeting:

•	Election of five director nominees of the Board of Directors (Proposal One): Yuet Ying, Jian Fu, Michael J. Antonoplos, Brian G. Cunat and Zhenhuan Yuan;

•
Approval of Stock Option Grants to Our Independent Directors (Proposal Two): To consider and act upon a proposal to approve stock option grants we made to two of our independent directors, subject to shareholder approval; and

•	Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal Three): Goldman Kurland and Mohidin LLP

Does Shiner have a recommendation on voting?

Yes. The Board of Directors recommends that you vote “FOR” each of the proposals set forth in this proxy statement.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on July 25, 2011 are eligible to vote at the annual meeting. On the record date, there were 27,941,491 shares of our common stock outstanding.

What shares can I vote?

You may vote all shares of common stock owned by you as of July 25, 2011. This includes all shares you hold directly as the record holder and all shares you hold indirectly as the beneficial owner.

How many votes will I have?

Holders of our common stock will have one vote for each share held of record on July 25, 2011.

What is the difference between record ownership and beneficial ownership?

Most shareholders own their shares through a stockbroker or other nominee rather than directly in their own names. There are some differences in how to vote, depending on how you hold your shares.

You are the record owner of shares if those shares are registered directly in your name with our transfer agent. If you are a record owner, these proxy materials are being sent to you directly from our transfer agent, Broadridge Investor Communications Solutions, Inc.

You are the beneficial owner of shares if you hold those shares in “street name” through a broker, bank or other holder of record. If you are a beneficial owner, these proxy materials are being sent to you through your broker, bank or other holder of record, together with a voting instruction card.

How do I vote?

You can vote your shares using one of the following methods:

•
Submit your proxy or voting instructions through the Internet at www.proxyvote.com using the instructions included in the notice regarding the Internet availability of proxy materials or, if you received a paper copy of the proxy materials, in the proxy or voting instruction card;

•	Submit your proxy or voting instructions by touch-tone phone at 1-800-690-6903 using the instructions included in the proxy or voting instruction card;

•	Complete and return a written proxy or voting instruction card if you received a paper copy of the proxy materials; or

•	Attend and vote at the meeting in person or via the Internet during the live webconference.

Internet and phone submission of proxies and voting instructions are available 24 hours a day, and if you use that method, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the meeting in person or via the Internet during the live webconference, your proxy or voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on September 10, 2011.

Even if you submit your proxy or voting instructions by one of the first two methods mentioned above, you may still vote at the meeting in person or via the Internet during the live webconference if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of your earlier proxy or voting instructions.

If your shares are held through a broker or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 p.m., Eastern Daylight Time, on September 10, 2011, the record holder will be entitled to vote your shares in its discretion on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm), but will not be able to vote your shares on Proposal 1 (Election of Five Directors) or Proposal 2 (Approval of Stock Option Grants).

As the beneficial owner of shares, you are invited to attend the annual meeting. To attend the meeting and to vote your shares in person at the meeting, you must obtain a “legal proxy” from the record holder that holds your shares.  The availability of Internet or telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If your broker, bank or other holder of record permits you to vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•	voting at the meeting in person or via the Internet during the live webconference if you are the record holder of your shares or hold a legal proxy from the record holder.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, bank or other holder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All votes that have been properly cast and not revoked will be voted at the annual meeting.

What vote is required to approve each proposal?

•
Election of five directors (Proposal One).   The five nominees for director receiving the highest number of affirmative votes cast in person or by proxy at the annual meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

•
Approval of Stock Option Grants (Proposal Two). The affirmative vote of a majority of the votes cast on Proposal Two is required to approve the stock option grants we made to two of our independent directors, subject to shareholder approval.

•
Ratification of Appointment of Independent Registered Public Accounting (Proposal Three). The affirmative vote of a majority of the votes cast on Proposal Three is required to ratify the appointment of Goldman Kurland and Mohidin LLP as our independent registered public accounting firm for the year ending December 31, 2011.  If you mark your proxy so as to abstain from voting on this matter, your vote will not count either “for” or “against” this proposal.

In order to have a valid shareholder vote, a shareholder quorum must exist at the annual meeting.  A quorum will exist when shareholders holding a majority of the issued and outstanding shares of our common stock are present at the meeting, either in person or by proxy.  Proxies received but marked as abstentions and “broker non-votes” will be counted as present for purposes of determining whether a quorum exists for the annual meeting.  Abstentions and broker non-votes on a proposal will not be considered votes cast on that proposal and, therefore, will not be counted for purposes of determining the outcome of a proposal.  Broker non-votes occur when brokers or nominees have not received instructions from beneficial owners or persons entitled to vote and the brokers or nominees do not have discretionary voting power under the applicable rules of the stock exchange or other self regulatory organization of which they are members. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of director nominees unless they have received instructions from the beneficial owner of the shares.  If your shares are held by a broker, it is important that you provide instructions to your broker so your vote is counted in the election of directors.   Proposal Three is the only matter for which brokers or nominees have discretionary voting power.

How will my proxy be voted?

Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted on the proxy card. If you sign and return the proxy card but do not make specific choices, the proxy holders named in the proxy card will vote your shares “FOR” the election of all nominees for director recommended by the board and listed on the proxy card and “FOR” Proposals Two and Three. Qingtao Xing, our Chief Executive Officer and President, and Adam Liu, our Corporate Secretary, have each agreed to act as proxy holders.

Who counts the votes cast at the annual meeting?

Our inspector of election will tabulate votes at the annual meeting. The inspector of election’s duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or withheld from voting with respect to the election of the five director nominees of our Board of Directors and voted for, against or abstaining from voting, with respect to Proposals Two and Three.

Can I receive materials relating to annual shareholder meetings electronically?

To assist Shiner in reducing costs related to the annual meeting, shareholders who vote via the Internet may consent to electronic delivery of mailings related to future annual shareholder meetings. We also make our proxy statements and annual reports available online and may eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you may consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

The size of our Board of Directors has been set at five directors by action of the Board of Directors.  Set forth below are the names, ages as of July 25, 2011, principal occupations, and length of service of each of the members of our Board of Directors.  In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that the person should serve as a director of Shiner.

Yuet Ying	57
Mr. Ying has served as Chairman of our Board of Directors since July 2007. Prior to that, Mr. Ying served as chairman and a director of Sino Palace Holdings Limited, Shiner’s predecessor, from January 2004 to July 2007. He served as chairman of Hainan Modern Technology Group from 1996 to December 2003. Mr. Ying holds a Bachelor’s Degree in Management from the Institute of the CPC Party School and an Advanced certificate of M.B.A. studies from Renmin People’s University.  Mr. Ying is the father-in-law of Qingtao Xing, the President and Chief Executive Officer of Shiner.  Mr. Ying’s history of leadership experience in the technology industry and his business education were significant to the decision to nominate him and remain important in his role as Chairman.

Jian Fu	46
Mr. Fu joined our Board of Directors in July 2007.  He currently serves as Shiner’s Executive Vice President of Manufacturing. From July 2007 until February 2010, he served as our Chief Executive Officer. Prior to that, Mr. Fu served as chief executive officer and a director of Sino Palace Holdings Limited, Shiner’s predecessor, from January 2004 to July 2007. He worked at Hainan Plastic Industrial Co., Ltd. as Vice Chairman of the Hainan Modern Technology Group from 1998 to December 2003 and as General Manager from 1985 to 1997. Mr. Fu holds a undergraduate degree in Plastic Engineering Technique from South China Institute of Technology and an Advanced Certificate of M.B.A. studies from Renmin University.  Mr. Fu’s engineering experience and technological acumen, along with his knowledge of Shiner’s operations and previous executive experience, are attributes we value in our directors.

Michael J. Antonoplos	59
Mr. Antonoplos joined our Board of Directors in July 2010. He is a 36-year veteran of the commercial real estate industry. He is a principal of a firm he started in 2000, which provides debt and equity for a variety of real estate investments. Mr. Antonoplos has previously served as an officer and board member for two public companies. Mr. Antonoplos graduated from the University of Pittsburgh with bachelor of science degrees in both psychology and political science. Presently, Mr. Antonoplos is acting as a receiver for a corporation under an appointment from the U.S. District Court of the Eastern District of Pennsylvania. In this capacity, he is responsible for overseeing the operation of the enterprise, managing its bank accounts, and obtaining funds to satisfy a bankruptcy judgment, while maintaining the viability of the company.  Mr. Antonoplos’ business acumen, understanding of financial statements and prior public board service were several key factors that Shiner’s board deemed important to his nomination and service on the Board and appointment as Chairman of the Audit Committee.  .

Brian G. Cunat	54
Mr. Cunat joined our Board of Directors in November 2007.  He has served as the president of Cunat, Inc., a land development, construction and property management firm since 1976. Since October 2007, he also has served as chairman of Golden Eagle Community Bank, a full service bank that he founded. From 1996 to November 2005, he was the vice chairman of the board for Illinois State Bank, a bank that he founded in 1996. From 1993 to March 2004, Mr. Cunat was president of Royal Japan Corporation, a real estate development and property management firm based in Japan.  Mr. Cunat has been active on many charitable and community organizations, including Kiwanis International President, Family Services and Community Mental Health, Home Builders Association, and Chicagoland Apartment Association. In 1997, he received the Entrepreneur of the Year Award from Ernst & Young.  The financial acumen that Mr. Cunat obtained through his banking and real estate experience, along with his independence, were attributes that were important to his nomination and to his service on Shiner’s Audit Committee.

Zhenhuan Yuan	43
Mr. Yuan joined our Board of Directors in July 2010. He is the founding-partner of Sunstone International LLC, a California based investment advisory and management firm. He is also the Senior Vice President of Cunat Inc., a real estate investment and management company. Mr. Yuan served as the Vice President at Fortress Investment Group for the Shanghai Office from 2008 to 2009, where he was in charge of acquisitions and asset management. From 2006 to 2008, Mr. Yuan worked for Jones Lang LaSalle in China, where he was responsible for sourcing, negotiating and underwriting real estate investment deals in the region. Mr. Yuan received a bachelor of engineering degree from Harbin Institute of Technology and his M.B.A. degree from Cornell University. Mr. Yuan is fluent in English, Chinese and Japanese.  Mr. Yuan’s extensive business background and understanding of Chinese culture and business were attributes that Shiner considered important in connection with his nomination to the Board and service on each of the Board’s standing committees.

Composition of the Board

Our Board of Directors oversees our business and affairs and monitors the performance of management. Management is responsible for the day-to-day operations of our company. As of the date of this proxy statement, our board has five directors. Our board has determined that each of Messrs. Cunat, Antonoplos and Yuan are “independent directors” within the meaning of applicable Nasdaq Stock Market rules and the rules promulgated by the SEC.

During 2010, the board met seven times and acted by unanimous consent five times. We had three standing committees in 2010 - an audit committee, a compensation committee and a nominating committee. Each of our directors attended at least 75% of the meetings of the board and meetings of the committees on which they served that were held in 2010 during the term of their service on the board and each committee. We strongly encourage our Board of Directors to attend our annual meeting of shareholders.

Committees of the Board

The table below provides 2010 membership and meeting information for each of the committees.

Name	Audit		Compensation		Nominating
Michael J. Antonoplos	X	*	X		X

Brian Cunat	X		X		X	*

Jian Fu

Yuet Ying

Zhenhuan Yuan	X		X	*	X

2010 Meetings	5		1		0
2010 Consents	0		1		1

*	Committee Chair

Audit Committee

The Audit Committee is responsible for: monitoring the quality, reliability and integrity of the accounting policies and financial statements of Shiner; overseeing our compliance with legal and regulatory requirements; reviewing the independence, qualifications and performance of our internal and external auditors; overseeing the performance of Shiner's internal audit function and independent auditors; reviewing and monitoring the provisions of non-audit services performed by our independent auditors; and preparing a committee report as required by the SEC to be included in our annual proxy statement. Our Board of Directors has made an affirmative determination that each member of the Audit Committee (a) is an “independent director” as that term is defined by Nasdaq Marketplace Rules and (b) satisfies Nasdaq Marketplace Rules relating to financial literacy and experience.

Our Board of Directors has adopted a written Audit Committee charter, a copy of which may be viewed on the “Annual Meeting” page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Mr. Adam Liu, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Audit Committee Financial Expert

The Board of Directors has examined the composition of the Audit Committee in light of the listing standards of the Nasdaq Stock Market and the regulations under the Securities Exchange Act of 1934 (“Exchange Act”) applicable to audit committees. Based upon this examination, the Board of Directors has determined that each of the audit committee members is an “independent” director within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder. Mr. Antonoplos qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Compensation Committee

The Compensation Committee is responsible for recommending compensation arrangements for our executive officers; evaluating the performance of our chief executive officer; and administering our compensation plans. All members of the Compensation Committee are independent under the standards for independence established by the applicable Nasdaq Marketplace Rules. Our Board of Directors has adopted a written compensation committee charter, a copy of which may be viewed on the “Annual Meeting” page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Mr. Adam Liu, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Nominating Committee

The Nominating Committee is responsible for, among other thing, assisting the Board in identifying individuals qualified to become members of the Board and executive officers, selecting, or recommending that the Board select Director nominees for election as directors by the shareholders, developing and recommending to the Board a set of effective governance policies and procedures applicable to Shiner, and recommending to the Board director nominees for each committee. All members of the Nominating Committee are independent under the standards for independence established by the applicable Nasdaq Marketplace Rules. The nominating committee acts under a written charter adopted by our Board of Directors (a copy of which may be viewed on the “Annual Meeting” page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Mr. Adam Liu, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125).

Director Compensation

The following table provides information concerning the compensation of our non-executive directors for the year ended December 31, 2010.  Messrs. Antonoplos and Yuan each joined the board of directors in July 2010 and Messrs. Cogan and Staloff each resigned from the board of directors in July 2010.  Therefore, the amounts below for these directors only represent a partial year of service.

	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Antonoplos	9,675	—	—	—	—	—	9,675
Brian Cunat	15,000	—	—	—	—	—	15,000
Yuet Ying (1)	—	—	—	—	—	—	—
Zhenhuan Yuan	6,971	—	—	—	—	—	6,971
Marshall Cogan	11,795	—	—	—	—	—	11,795
Arnold Staloff	12,805	—	—	—	—	—	12,805

(1)	Mr. Ying has elected to forego any compensation for his board service for the 2010 fiscal year.

Narrative to Director Compensation Table.

Mr. Fu, as an executive officer of Shiner, did not receive any compensation for serving on our Board of Directors. Mr. Ying elected to forego any compensation for his board service for the 2010 fiscal year. The other non-executive directors received a $3,750 quarterly cash retainer, which was pro rated for those directors not serving a full year. Mr. Antonoplos received $3,750 as an annual cash retainer and an additional quarterly retainer $1,250 for serving as chairman of our Audit Committee.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board of Directors or individual members by writing directly to it or them, care of Mr. Adam Liu, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125).  Shareholders are required to provide appropriate evidence of their stock ownership with any communications. Communications received in writing are distributed to our Board of Directors or to individual directors as appropriate depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE MATTERS

Code of Conduct

We have adopted a code of conduct that applies to our chief executive officer, chief financial officer and all of our other officers, employees and directors, a copy of which may be viewed on the “Corporate Governance” page of our website located at www.shinerinc.com/inves_cg.html or a printed copy may be obtained by making a written request to Mr. Adam Liu, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Transactions with Related Persons

We are not a party to any transactions required to be disclosed pursuant to Item 404 of Regulation S-K, including any transaction or series of transactions between us and any officer, director or affiliates of Shiner that has an aggregate value in excess of $120,000, or 1% of the average of our total assets for the last two completed fiscal years.

Related Party Transaction Approval Policy

It is our policy that the Audit Committee review and approve in advance all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC. If advance approval is not feasible, the Audit Committee must approve or ratify the transaction at the next scheduled meeting of the committee. Transactions required to be disclosed pursuant to Item 404 include any transaction or series of transactions between Shiner and any officer, director or certain affiliates of Shiner which has an aggregate value in excess of the lesser of $120,000, or 1% of the average of our total assets for the last two completed fiscal years. In reviewing related party transactions, the Audit Committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to Shiner, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third-party and any other factors necessary to its determination that the transaction is fair to Shiner. To identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest.

Board Leadership Structure

The Board of Directors currently separates the roles of Chairman of the Board and President and Chief Executive Officer.  We believe that the separation of these roles, while not always necessary, is appropriate at this time to ensure that adequate levels of supervision of the operations and business activities of Shiner are provided.  We believe that the President and Chief Executive Officer should primarily focus on managing Shiner’s operations in a manner that executes its corporate strategy.  Conversely, we believe that our Chairman of the Board should primarily focus on leading the Board’s oversight of corporate governance matters, monitoring the progress and effectiveness of the President and Chief Executive Officer and management in implementing the Shiner’s corporate strategy, and ensuring that the Board of Directors is receiving the information it requires to act effectively, including providing proper risk oversight, with sufficient frequency.

Risk Oversight

Each of our directors has a responsibility to monitor and manage risks faced by Shiner.  At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, including financial statements provided to them on monthly and quarterly basis, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.  Because risk oversight is a responsibility for each member of the Board of Directors, the Board’s responsibility for risk oversight is not concentrated into a single committee.  Instead, oversight is delegated, to a large degree, to the various Board committees with an independent director serving in the capacity of committee chairman. These committees meet formally, as needed, to discuss risks and monitor specific areas of the Company’s performance with their findings reported at the next scheduled full meeting of the Board of Directors.  In addition, we strive to provide a Board infrastructure which encourages directors to ask specific questions or raise concerns by allotting them sufficient time to do so at each meeting and providing them with sufficient amounts of time to review materials in advance of a meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of our common stock to file reports of their ownership and changes in ownership of our equity securities with the SEC. The reporting persons are required by SEC regulation to furnish us with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to us and other written representations that no other reports were required during the year ended December 31, 2010, we believe our directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during the year ended December 31, 2010.

BENEFICIAL OWNERSHIP

The table below sets forth information, as of July 25, 2011, concerning (a) each person that is known to us to be the beneficial owner of more than 5% of Shiner’s common stock; (b) each of our named executives; (c) each director; and (d) all of the directors and executive officers as a group. Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. At the close of business on July 25, 2011, we had 27,941,491 shares of common stock outstanding. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of July 25, 2011 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (2)

5% or Greater Shareholders

First Wilshire Securities Management, Inc. (3) 1224 East Green Street, Suite 200, Pasadena, California 91106	2,420,544	8.66%

Yuet Ying	11,720,908	41.95

Officers and Directors (other than Mr. Ying whose share ownership is referenced under the heading 5% of greater shareholders)

Jian Fu (4)	51,000	*

Qingtao Xing	0	—

XueZhu Xu (5)	40,000	*

MingBao Li	0	—

Brian Cunat (6)	20,000	*

Michael Antonoplos (7)	0	—

Zhenhuan Yuan	0	—

All officers and directors as a group (8 persons)	11,831,908	42.35%

*     Less than 1 percent

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Shiner, 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

(2)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)
This information is derived from a Schedule 13G/A filed by First Wilshire Securities Management, Inc. (“First Wilshire”), a registered broker-dealer, on February 15, 2011. First Wilshire has sole voting power with respect to 988,880 of these shares, shared voting power with respect to none of the shares and sole dispositive power with respect to 2,420,544 of the shares that it is deemed to beneficially own.

(4)	The shares reported include 51,000 shares held by Mr. Fu's spouse; Mr. Fu disclaims beneficial ownership of all of these shares.

(5)	The shares reported include 40,000 shares held by Ms. Xu's daughter; Ms. Xu disclaims beneficial ownership of all of these shares.

(6)	Mr. Cunat's address is 5400 W. Elm St., Suite 110, McHenry, IL 60050. The shares reported include 20,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Cunat.

(7)	Mr. Antonoplos' address is 345 Strathmore Drive, Bryn Mawr, PA 19010.

EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

EXECUTIVE OFFICERS

Our executive officers, in addition to Mr. Fu, are listed below:

Qingtao Xing	34
Mr. Xing has been our Chief Executive Officer since February 22, 2010. Mr. Xing became President of Shiner in May 2008, having joined Shiner in January 2008, serving as Shiner's Vice President for strategic initiatives.  Prior to joining Shiner, Mr. Xing worked as a project development associate for LaSalle Investment Management from July 2007 to January 2008, as managing partner of New Frontiers Investment Management from May 2007 to January 2008 and as a summer intern for Citigroup Property Investors in Hong Kong during 2006.  Mr. Xing received his master of professional studies degree from Cornell University in 2007 and holds a bachelor's degree from Tongji University. Prior to attending Cornell, Mr. Xing was associated with two real estate companies in China, which developed residential and commercial properties. Mr. Xing is the son-in-law of our Chairman, Mr. Ying.

XueZhu Xu	49
Ms. Xu is our interim Chief Financial Officer and Corporate Controller. Ms. Xu served as our Chief Financial Officer from July 2007 until February 2010. Prior to that, Ms. Xu served as chief financial officer of Sino Palace Holdings Limited, Shiner’s predecessor, from January 2004 to July 2007. She worked at Hisense Company Limited as chief financial officer from 1996 to December 2003. From 1990 to 1996 Ms. Xu worked as an accounting manager at Hainan Hisense Group. She worked as the accounting manager in Hainan WenChang Foreign Trade Co. from 1981 to 1990. Ms. Xu graduated from Hainan Supply and Marketing School in 1981 with a bachelor’s degree in accounting. She received an Advanced certificate of MBA studies from Renmin University in 2004.

MingBiao Li	45
Mr. Li has served as our Chief Operating Officer since January 1, 2008, having served as our vice president of technology from July 2007 through December 2007. Prior to that, Mr. Li served as general manager of our subsidiary, Hainan Shiner Industrial Co., Ltd., from January 2003 to March 2005 and as its Chairman from July 2004 to July 2007. He served as general manager of our subsidiary, Hainan Shiny-day Color Printing Packaging Co., Ltd., from September 2003 to May 2004. From October 1997 to December 2002, he worked in Hainan Weilin Electron Co. as general manager. Mr. Li served as section chief of the Project Investment and Evaluation group of the Guangxi Auto & Tractor Research Institution from 1995 to 1997. From 1990 to 1995, he headed up the automated equipment group at the Guangxi Auto & Tractor Research Institution. Mr. Li graduated from Tsinghua University in 1987 with a Bachelor’s degree in Automotive Engineering. He later obtained his Master’s in Transport Engineering from Beijing University in 1991.

Summary Compensation Table

The following table shows the compensation of each of our named executives in 2010. Our named executives are: our chief executive officer and president, Mr. Qingtao Xing; our interim chief financial officer and corporate controller, Ms. XueZhu Xu; and our next two most highly compensated executive officers - our executive vice president of manufacturing, Mr. Jian Fu, and our chief operating officer, Mr. MingBao Li.

Name and Principal Position	Year	Salary ($)*	Stock Awards ($)	Option Awards ($)	Bonus ($)*	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)*
Qingtao Xing,	2010	7,464			32,931	—	—	—	40,395
President and Chief Executive Officer	2009	4,981	—	—	31,822	—	—	—	36,803

Xuezhu Xu,	2010	6,736	—	—	20,390	—	—	—	27,126
Interim Chief Financial Officer and Corporate Controller	2009	4,752	—	—	11,502	—	—	—	15,774

Jian Fu,	2010	7,464	—	—	19,843	—	—	—	27,307
Executive Vice President of Manufacturing	2009	5,152	—	—	11,767	—	—	—	16,919

MingBiao Li,	2010	6,918	—	—	17,537	—	—	—	24,455
Chief Operating Officer	2009	6,500	—	—	11,135	—	—	—	17,635

* Each of the named executive officer were paid their salaries and bonuses in RMB and the amounts in the foregoing table represent the U.S. dollar equivalent based on a conversion rate of US$1=RMB6.5916 and RMB6.8306 at December 31, 2010 and 2009, respectively.

Narrative Disclosure to Summary Compensation Table.

Compensation paid to our named executives in 2010 consisted solely of cash salary and bonus.  However, in the future, our named executive officers may be eligible to receive other forms of compensation.

Historically, we have not provided our named executives with perquisites or other personal benefits.  Additionally, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any employee, including the named executive officers (other than a mandatory state pension scheme in which all of our employees in the People's Republic of China participate), because it is not customary to provide such benefits and programs in the People's Republic of China.

We maintain employment agreements with each of our named executive officers.  The terms of these employment agreements generally provide that the employment relationship must comply with the laws and regulations of the People's Republic of China.  These agreements do not specifically provide any payments in the event of a change in control of Shiner or the executive’s termination, other than payments that may be required pursuant to Chinese labor laws.

Mr. Fu and Ms. Xu are subject to a two-year non-compete under their employment agreements.  The non-compete prohibits them from working for any other organization which provides the same kind of products or services as Shiner and from competing with Shiner for its employees and customers.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Our charter documents require our entire Board of Directors to be elected annually. Our bylaws provide that our Board of Directors may consist of one to up to nine directors as determined by the Board.  Our Board has currently set the number of directors at five and has designated the individuals listed below as candidates for election. None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of the Company, except that Mr. Ying is the father-in-law of Mr. Xing.  Each of the nominees is currently serving as a director.

The Board and Nominating Committee do not maintain formal qualifications for Board members. Being a shareholder of the Company is not a qualification to become a director.  Therefore, qualifications for our director nominees are determined in light of the current Board’s needs related to independence, knowledge, experience, or any other relevant factor.  We do not maintain a formal diversity policy.  Diversity is one of many factors we consider in the nomination of our directors.  We consider other personal attributes such as professional experience, education, financial acumen, independence, industry knowledge, and time availability as well.

Unless otherwise specified in the proxy card, the proxies solicited by the Board of Directors will be voted “FOR” the election of the following nominees:

Yuet Ying
Michael J. Antonoplos
Brian Cunat
Jian Fu
Zhenhuan Yuan

You may find additional information about each of Messrs. Ying, Antonoplos, Cunat, Fu and Yuan under the heading “Information About Our Board of Directors” above, beginning on page 5 of this document.  In case any of the candidates becomes unavailable to stand for election to the Board, an event that is not anticipated, the proxy holders will have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

The terms of directors elected at the annual meeting expire at the 2012 annual meeting or as soon thereafter as their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

The Board of Directors unanimously recommends that you vote
“FOR” the election of each nominee listed above.

Procedure for Shareholder Nominations of Directors

Nominations for the election of directors may only be made by the Board of Directors in consultation with its nominating committee. A shareholder of record may recommend to the committee a candidate for consideration as a nominee. The committee will consider a shareholder nominee only if a shareholder provides written notice to: Shiner International, Inc., 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125), Attention: Corporate Secretary for the Nominating Committee, with a copy to our counsel, William W. Uchimoto, Esq., Stevens & Lee, P.C., 1818 Market Street, 29th Floor, Philadelphia, PA 19103-1702, not later than 120 days prior to the anniversary of the mailing of the proxy statement for the prior year's annual meeting of shareholders.  Each such notice must include the name, address and telephone number of the potential nominee; a detailed biography of the potential nominee; and evidence of stock ownership by the presenting shareholder, including the number of shares owned. Nominees properly proposed by eligible shareholders will be evaluated by the nominating committee in the same manner as nominees identified by the committee. To date, no shareholder or group of shareholders has put forth any director nominees.

PROPOSAL NUMBER TWO
APPROVAL OF STOCK OPTION GRANTS
TO TWO OF OUR INDEPENDENT DIRECTORS

Reasons for Seeking Shareholder Approval

As a company with shares listed on Nasdaq's Global Market, we are subject to Nasdaq's Marketplace Rules. Marketplace Rule 5635(c) requires shareholder approval for the granting of stock options and other equity incentive awards to officers and directors of a listed company.  The Board of Directors believes it is in the best interests of Shiner and our shareholders to grant two of our new independent directors a non-qualified stock option to purchase shares of our common stock, subject to the receipt of the approval of our shareholders at the annual meeting, the Board of Directors has granted to two of our current independent directors, Messrs. Antonoplos and Yuan an option to purchase 30,000 shares of our common stock.

The aggregate number of shares that may be issued upon the exercise of all of these option grants is 60,000 shares.  Each of the affected directors abstained from discussions of, and voting on, the award of options to him.  Because two of Shiner's independent directors are being granted the stock option awards that are the subject of this proposal, they are deemed to have a personal interest in the adoption of this Proposal Two.

If approved by our shareholders at the 2011 annual meeting, the principal components of the option grants will be as follows:

Grant Date.  Each of the options will be deemed granted at the close of business on the date of the 2011 annual meeting of shareholders.  For purposes of this discussion, this shall be referred to as the "grant date."

Exercise Price.  The exercise price per share for each option shall be the closing sale price of our common stock on the date of the annual meeting.

Vesting Schedule.

·
The options to Messrs. Antonoplos and Yuan will vest in two installments - 66 2/3% of the option shall vest immediately on the grant date and the remaining 33 1/3% shall vest on the first anniversary of the grant date.  The options shall remain exercisable until the fifth anniversary of the grant date, subject in each case to the optionee's continuing to be associated with Shiner as a director on such dates.

Termination Period.

·
Upon the optionee’s ceasing to be a director for any reason, all unvested shares then subject to the option shall immediately terminate and cease to be available under the option.  In the event of the optionee’s termination as a director for any reason other than disability or death, the vested portion of the option shall be exercisable for 90 days after the optionee ceases to be a director.  In the event of the optionee’s termination as a director by reason of disability, the vested portion of the option may be exercised for one year after the optionee ceases to be a director.  In the event of the optionee's termination as a director by reason of death, the vested portion of the option may be exercised for six months after the optionee ceases to be a director.

Non-Transferability of Option.  None of the options may be transferred in any manner otherwise than by will or by the laws of descent or distribution and, during the lifetime of the optionee, each of the options may only be exercised by the optionee.

Tax Consequences.  An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. Shiner is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Vote Required for Approval

The affirmative vote of a majority of the votes cast on this proposal is required to approve this grant of non-qualified stock options to our independent directors.  If you abstain from voting on Proposal Two or do not give your broker directions to vote for or against Proposal Two, your vote will not count either “for” or “against” the proposal.

The Board of Directors unanimously recommends that you vote
"FOR" Proposal Two approving stock option grants to two of our independent directors.

PROPOSAL NUMBER THREE
RATIFICATION OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The audit committee of our Board of Directors has selected Goldman Kurland and Mohidin LLP to serve as our independent registered public accounting firm to audit the books and accounts of our company and its subsidiaries for the fiscal year ending December 31, 2011.

Shareholder ratification of the selection of Goldman Kurland and Mohidin LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Goldman Kurland and Mohidin LLP to shareholders for ratification as a matter of good corporate governance.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Representatives of Goldman Kurland and Mohidin LLP will not be present at the Annual Meeting to answer questions. The shares represented by your proxy will be voted for the ratification of the selection of Goldman Kurland and Mohidin LLP unless you specify otherwise. Goldman Kurland and Mohidin LLP has served as our independent registered public accounting firm since 2006 and has been with us since we transitioned to a public company.

The Board of Directors unanimously recommends that you vote “FOR” Proposal Three ratifying the appointment of Goldman Kurland and Mohidin LLP as our independent public accounting firm.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth fees billed to us by Goldman Kurland and Mohidin, LLP for professional services rendered for 2010 and 2009:

	2010	2009
Audit Fees	$103,000	$98,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$103,000	$98,000

Audit Fees . This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for fiscal years 2010 and 2009, respectively, for the reviews of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by Goldman Kurland and Mohidin, LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees . This category includes the aggregate fees billed during the period for fiscal years 2010 and 2009, respectively, for assurance and related services by Goldman Kurland and Mohidin, LLP that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.” These amounts generally consist of fees for due diligence accounting consultation with respect to our agreed-upon procedure reports.

Tax Fees . This category includes tax preparation, tax compliance and tax advice.

All Other Fees . This category includes all accounting services which are not included in the foregoing categories.

The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to Goldman Kurland and Mohidin, LLP in fiscal year 2010 and has determined that such services and fees were compatible with the independence of the accountants. During fiscal year 2010, Goldman Kurland and Mohidin, LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-audit Services . The Audit Committee has adopted an approval policy regarding the approval of audit and non-audit services provided by the independent accountants, which approval policy describes the procedures and the conditions pursuant to which the Audit Committee may grant general pre-approval for services proposed to be performed by our independent accountants. All services provided by our independent accountants, both audit and non-audit, must be pre-approved by the Audit Committee. Our Audit Committee has delegated to the chairman of the audit committee the authority to grant pre-approvals of non-audit services provided by Goldman Kurland and Mohidin, LLP. The decisions of the Chairman of the Audit Committee to pre-approve such a service are required to be reported to the audit committee at its next regularly scheduled meeting.

In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee (or the Chairman thereof) will consider, among other things, whether such service is consistent with maintaining the independence of the independent accountant. The Audit Committee (or the Chairman thereof) will also consider whether the independent accountant is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management of Shiner and Goldman Kurland and Mohidin LLP, Shiner's independent registered public accounting firm, the audited financial statements of Shiner as of and for the year ended December 31, 2010, including the year ended December 31, 2009 (the “Audited Financial Statements”). In addition, we have discussed with Goldman Kurland and Mohidin LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board.

The audit committee also has received the written disclosures and the letter from Goldman Kurland and Mohidin LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence from Shiner and its subsidiaries. The Audit Committee also discussed with Shiner's management and Goldman Kurland and Mohidin LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the internal controls and the financial reporting process of Shiner and its subsidiaries. Goldman Kurland and Mohidin LLP is responsible for performing an independent audit of Shiner’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of Goldman Kurland and Mohidin LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the board the inclusion of the Audited Financial Statements in Shiner's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

By the Audit Committee of the Board of Directors,

Michael J. Antonoplos, Chairman
Brian G. Cunat
Zhenhuan Yuan

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Shiner under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Shiner specifically incorporates the Audit Committee Report by reference therein.

GENERAL INFORMATION

Shareholder Proposals

In order for a proposal by a shareholder to be included in the proxy statement and proxy for the 2012 annual meeting, we must receive such proposal at our principal executive office, to the attention of Adam Liu, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125 no later than April 14, 2012 (which is not more than 120 days prior to the anniversary of the mailing date of this proxy statement), assuming that the date of the annual meeting to be held in 2012 is not changed by more than 30 days from the date of this annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included. Our determination of whether we will oppose inclusion of any proposal in its proxy statement and proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

With respect to shareholder recommendations of a candidate for election to the Board of Directors, in order to provide sufficient time to enable the Nominating Committee to evaluate the candidate in connection with selecting candidates for nomination in connection with our 2012 annual meeting of shareholders, the corporate secretary must receive the shareholder’s recommendation not later than June 13, 2012 nor earlier than May 14, 2012 (which is not less than 60 nor more than 90 days prior to the anniversary of the mailing of this proxy statement).

Any shareholder who intends to present a proposal at the 2012 annual meeting without requesting that we include such proposal in our proxy statement should be aware that he or she must notify us at our principal executive office, attention corporate secretary, not later than June 28, 2012 (which is 45 days prior to the anniversary of the mailing date of this proxy statement) of the intention to present the proposal. Otherwise, we may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred by proxies to be solicited by our board and delivered in connection with the meeting.

As of the date of this proxy statement, the Board of Directors is not aware of any matters to come before the annual meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the annual meeting, the proxy card, if executed and returned, gives discretionary voting authority to each of the persons named as proxy holders, Qingtao Xing, our Chief Executive Officer and President, and Adam Liu, our Corporate Secretary, with respect to such matters.

Additional Information

Under the Nevada General Corporation Law, you will not have any appraisal rights in connection with the actions to be taken at the annual meeting.

Beginning on September 1, 2011 a list of holders of record of our common stock as of the record date will be available at our principal executive office during ordinary business hours for examination by any shareholder holding any of our common stock on the record date for any purpose germane to the annual meeting.

We will pay the cost of preparing, assembling and mailing the notice of annual meeting, this proxy statement, the enclosed proxy card and our annual report on Form 10-K for the year ended December 31, 2010.  We will also pay the costs of the solicitation of proxies for the annual meeting. Our directors, officers and other regular employees may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone, via e-mail or by facsimile. We will pay brokers or other persons holding stock in their names or the names of their nominees for their reasonable and customary expenses of forwarding soliciting material to their principals.

We will, upon the written request of any person who is a beneficial owner of our common stock on the record date, furnish without charge a copy of our annual report on Form 10-K for the year ended December 31, 2010, together with the accompanying financial statements. We will also furnish a copy of the exhibits to the annual report, if requested. Such requests should contain a representation that the person requesting this material was a beneficial owner of our common stock on the record date and be sent to the Corporate Secretary of the Company at the address indicated on the first page of this proxy statement.

By Order of the Board of Directors

Adam Liu
Corporate Secretary

Haikou, Hainan Province, China
August 12, 2011

BROADRIDGE ISSUER SOLUTIONS 44 WEST LANCASTER AVE. ARDMORE, PA 19003
VOTE BY INTERNET

Before The Meeting  - Go to  www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/shiner11

You may attend  the  Meeting  via the  Internet  and  vote during  the  Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return  it to Vote Processing, c/o Broadridge, 51 Mercedes  Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M37773-P15604	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SHINER INTERNATIONAL, INC. 1. Proposal One – Election of Directors.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors unanimously recommends a vote	☐	☐	☐
FOR all director nominees.

01) Yuet Ying 02) Jian Fu 03) Michael J. Antonoplos	04) Brian G. Cunat 05) Zhenhuan Yuan
		For	Against	Abstain
2. Proposal Two – To approve stock option grants to two of our independent directors. The Board of Directors unanimously recommends a vote FOR Proposal Two.		☐	☐	☐

3. Proposal Three – To ratify the appointment of Goldman Kurland and Mohidin LLP as the Company's independent registered accounting firm.

The Board of Directors unanimously recommends a vote FOR Proposal Three.
		☐	☐	☐

The signing shareholder  hereby acknowledges  receipt of the notice of annual meeting and proxy statement  and hereby revokes any proxy or proxies heretofore  given. This proxy may be revoked at any time prior to the annual meeting.  If you received more than one proxy card, please date,  sign and return  all cards in the accompanying  envelope.

If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified, they will vote "FOR" the nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and in their discretion on such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual Meeting:
The Notice and Proxy Statement  and Annual Report are available at www.proxyvote.com.

M37774-P15604

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF SHINER INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SHINER INTERNATIONAL, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON
MONDAY, SEPTEMBER 12, 2011 AT 9:00 a.m. (local China time)
(Sunday, September 11, 2011 at 9:00 p.m. Eastern time)

Xiandai Garden 11-4, Haide Rd. 9, Longhua Qu, Haikou, Hainan, China

The undersigned   shareholder  of Shiner International,  Inc. (the  "Company")   hereby  constitutes  and  appoints  Qingtao  Xing, Chief Executive Officer and  President  of the  Company,  and  Adam  Liu, Corporate  Secretary  of the  Company,  and  each  of them individually, the proxies of the undersigned,  with power to act without the other and with full power of substitution,  to attend and represent  the undersigned  at the Annual Meeting  of Shareholders  of the Company  to be held at Xiandai Garden  11-4, Haide Rd. 9, Longhua Qu, Haikou, Hainan, China and via web conference,  on Monday, September  12, 2011 at 9:00 a.m. local China time (Sunday, September  11, 2011 at 9:00 p.m. Eastern time), and at any adjournment  or postponement   thereof,  and to vote all of such shares that the undersigned  is entitled to vote at such Annual Meeting or at any adjournment  or postponement thereof,  as stated  on the reverse side.